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                                                                     EXHIBIT 4.3

                                                               EXECUTION VERSION

                              INVACARE CORPORATION

           4.125% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2027

                      RESALE REGISTRATION RIGHTS AGREEMENT

                             DATED FEBRUARY 12, 2007

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     RESALE REGISTRATION RIGHTS AGREEMENT, dated as of February 12, 2007, among
Invacare Corporation, an Ohio corporation (together with any successor entity, herein referred to as the "COMPANY"), the subsidiaries of the Company listed on the signature page hereto (collectively, the "GUARANTORS"), and Banc of America Securities LLC, KeyBanc Capital Markets, a division of McDonald Investments Inc., BMO Capital Markets Corp. and SunTrust Capital Markets, Inc. as representatives (the "REPRESENTATIVES") of the several initial purchasers (the "INITIAL PURCHASERS") under the Purchase Agreement (as defined below).

     Pursuant to the Purchase Agreement, dated as of February 5, 2007 between the Company, the Guarantors and the Representatives (the "PURCHASE AGREEMENT"), relating to the initial placement (the "INITIAL PLACEMENT") of the Debentures (as defined below), the Initial Purchasers have agreed to purchase from the Company $125 million ($135 million if the Initial Purchasers exercise their option in full) in aggregate principal amount of 4.125% Convertible Senior Subordinated Debentures due 2027 (the "DEBENTURES") fully and unconditionally guaranteed by the Guarantors (the "GUARANTEES") pursuant to the Purchase Agreement. The Debentures will be convertible, subject to the terms thereof, into fully paid, nonassessable common shares, without par value, of the Company (the "COMMON STOCK"). To induce the Initial Purchasers to purchase the Debentures, the Company has agreed to provide the registration rights set forth in this Agreement pursuant to Section 5(h) of the Purchase Agreement.

     The parties hereby agree as follows:

     1. Definitions. Capitalized terms used in this Agreement without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

     "AFFILIATE" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGREEMENT": This Resale Registration Rights Agreement.

     "AMENDMENT EFFECTIVENESS DEADLINE DATE": has the meaning set forth in
Section 2(f)(i) hereof.

     "BUSINESS DAY": The definition of "Business Day" in the Indenture.

     "CLOSING DATE": The date of the first issuance of the Debentures.

     "COMMISSION": Securities and Exchange Commission.

     "COMMON STOCK": As defined in the preamble hereto.

     "COMPANY": As defined in the preamble hereto.

     "DEBENTURES": As defined in the preamble hereto.

     "EFFECTIVENESS DATE": As defined in Section 2(a)(ii) hereof.

     "EFFECTIVENESS PERIOD": As defined in Section 2(a)(iii) hereof.


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     "EFFECTIVENESS TARGET DATE": As defined in Section 2(a)(ii) hereof.

     "EXCHANGE ACT": Securities Exchange Act of 1934, as amended.

     "FREE WRITING PROSPECTUS": A free writing prospectus, as defined in Rule 405 under the Securities Act.

     "GUARANTEES": As defined in the preamble hereto.

     "GUARANTORS": As defined in the preamble hereto.

     "HOLDER": A Person who owns, beneficially or otherwise, Transfer Restricted Securities.

     "INDEMNIFIED HOLDER": As defined in Section 6(a) hereof.

     "INDENTURE": The Indenture, dated as of February 12, 2007 between the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"), pursuant to which the Debentures are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

     "INITIAL PLACEMENT": As defined in the preamble hereto.

     "INITIAL PURCHASERS": As defined in the preamble hereto.

     "ISSUER FREE WRITING PROSPECTUS": An issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

     "LIQUIDATED DAMAGES": As defined in Section 3(a) hereof.

     "LIQUIDATED DAMAGES PAYMENT DATE": Each February 1 and August 1.

     "LOSSES": As defined in Section 6(a) hereof.

     "MAJORITY OF HOLDERS": Holders holding over 50% of the aggregate principal amount of Debentures outstanding; provided that, for the purpose of this Agreement, a holder of shares of Common Stock which constitute Transfer Restricted Securities shall be deemed to hold an aggregate principal amount of the Debentures (in addition to the principal amount of the Debentures held by such holder) equal to the quotient of (x) the number of such shares of Common Stock held by such holder and (y) the conversion rate in effect at the time of their issuance upon conversion of the Debentures as determined in accordance with the Indenture.

     "MANAGING UNDERWRITER": The investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, conducted pursuant to Section 8 hereof.

     "NASD": National Association of Securities Dealers, Inc.

     "NOTICE AND QUESTIONNAIRE" means a written notice executed by the respective Holder and delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Appendix A to the Offering Memorandum of the Company relating to the Debentures.


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     "NOTICE HOLDER": On any date, any Holder of Transfer Restricted Securities that has delivered a Notice and Questionnaire to the Company on or prior to such date.

     "PERMITTED FREE WRITING PROSPECTUS": As defined in Section 9(a) hereof.

     "PERSON": An individual, partnership, corporation, company, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

     "PURCHASE AGREEMENT": As defined in the preamble hereto.

     "PROSPECTUS": The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

     "RECORD HOLDER": With respect to any Liquidated Damages Payment Date, each Person who is a registered holder of the Debentures on the 15th day preceding the relevant Liquidated Damages Payment Date.

     "REGISTRATION DEFAULT": As defined in Section 3(a) hereof.

     "REPRESENTATIVES": As defined in the preamble hereto.

     "SECURITIES ACT": Securities Act of 1933, as amended.

     "SHELF FILING DEADLINE": As defined in Section 2(a)(i) hereof.

     "SHELF REGISTRATION STATEMENT": As defined in Section 2(a)(i) hereof.

     "SUSPENSION NOTICE": As defined in Section 4(c) hereof.

     "SUSPENSION PERIOD": As defined in Section 4(b)(ii) hereof.

     "TIA": Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder, in each case, as in effect on the date the Indenture is qualified under the TIA.

     "TRANSFER RESTRICTED SECURITIES": Each Debenture and each share of Common Stock issued upon conversion of Debentures until the earliest of:

               (i) the date on which such Debenture or such share of Common Stock issued upon conversion has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

               (ii) the date on which such Debenture or such share of Common Stock issued upon conversion is transferred in compliance with Rule 144 (or any other similar provision then in force) under the Securities Act or eligible for transfer pursuant to paragraph (k) of Rule 144 under the Securities Act (or any other similar provision then in force);

               (iii) the date on which such Debenture or such share of Common Stock issued upon conversion ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise); or


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               (iv) the date on which such Debenture or such share of Common
          Stock has otherwise been transferred and a new Debenture or share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company in accordance with Section 2.06 of the Indenture.

     "UNDERWRITER": Any underwriter of Transfer Restricted Securities in connection with an offering thereof under the Shelf Registration Statement.

     "UNDERWRITTEN REGISTRATION": A registration in which Transfer Restricted Securities of the Company are sold to an underwriter for reoffering to the public.

     Unless the context otherwise requires, the singular includes the plural, and words in the plural include the singular.

     2.   Shelf Registration.

          (a) The Company shall:

               (i) use its commercially reasonable efforts (but in no event more than 90 days after the Closing Date) (the "SHELF FILING DEADLINE"), to cause to be filed, or otherwise designate an existing filing with the Commission as, a registration statement pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission (the "SHELF REGISTRATION STATEMENT"), which Shelf Registration Statement shall provide for the registration and resales, on a continuous or delayed basis, of all Transfer Restricted Securities subject to the terms and conditions hereof;

               (ii) use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective under the Securities Act, or otherwise make available for use by Holders a previously filed effective Shelf Registration Statement, not later than 210 days after the date hereof (the "EFFECTIVENESS TARGET DATE", and the date of such effectiveness or availability, the "EFFECTIVENESS DATE"); and

               (iii) use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act and by the provisions of
          Section 4(b) hereof to the extent necessary to ensure that (A) it is available for resales by the Holders of Transfer Restricted Securities entitled, subject to the terms and conditions hereof, to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time, for a period (the "EFFECTIVENESS PERIOD") from the date the Shelf Registration Statement becomes effective until the date that the Debentures and the shares of Common Stock issuable upon exchange thereof have ceased to be Transfer Restricted Securities.

          The Company shall be deemed not have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in Holders of Transfer Restricted Securities not being able to offer and sell such securities at any time during the Effectiveness Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, or (y) permitted by Section 4(b)(ii) hereof.


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          (b) Not less than 30 days prior to the Effectiveness Target Date, the
     Company shall mail the Notice and Questionnaire to the Holders. Each Holder that becomes a Notice Holder (and provides such additional information as the Company reasonably may request) no later than 20 days following such Holder's receipt of notice from the Company of the filing or designation of the Shelf Registration Statement shall be named as a selling securityholder in the initial Registration Statement made available to Holders under the Shelf Registration Statement.

          (c) If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Transfer Restricted Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Transfer Restricted Securities), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof or file or designate a subsequent Shelf Registration Statement covering all of the securities that as of the date of such filing or designation are Transfer Restricted Securities. If such an subsequent Shelf Registration Statement is filed or designated (and is not already effective), the Company shall use its commercially reasonable efforts to cause the subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing or designation and to keep such subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

          (d) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the Holders of the Transfer Restricted Securities covered by such Shelf Registration Statement.

          (e) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, and any Issuer Free Writing Prospectus, as of the date thereof,
     (i) to comply in all material respects with the applicable requirements of the Securities Act, and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading.

          (f) Each Holder agrees that if such Holder wishes to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with the terms and conditions of this Agreement. Each Holder wishing to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus from and after the Effectiveness Date agrees to deliver a Notice and Questionnaire to the Company at least 10 Business Days prior to any intended distribution of Transfer Restricted Securities under the Shelf Registration Statement. From and after the Effectiveness Date, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered to it, and in any event upon the later of (x) 15 Business Days after such date (but no earlier than 15 Business Days after effectiveness) or (y) 15 Business Days after the expiration of any Suspension Period in effect when the Notice and Questionnaire is delivered or put into effect within 15 Business Days of such delivery date:

               (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document


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          incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable, but in any event by the date (the "AMENDMENT EFFECTIVENESS DEADLINE DATE") that is 45 days after the date such post-effective amendment is required by this clause to be filed;

               (ii) provide such Holder a reasonable number of copies of the any documents filed pursuant to Section 2(f)(i); and

               (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(f)(i);

provided that if such Notice and Questionnaire is delivered during a Suspension Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and
(iii) above upon expiration of the Suspension Period in accordance with Section 4(b). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus and
(ii) the Amendment Effectiveness Deadline Date shall be extended by up to 10 Business Days from the Expiration of a Suspension Period (and the Company shall incur no obligation to pay Liquidated Damages during such extension) if such Suspension Period shall be in effect on the Amendment Effectiveness Deadline Date.

     3.   Liquidated Damages.

          (a) If:

               (i) the Shelf Registration Statement is not filed, or on file, with the Commission prior to or on the Shelf Filing Deadline;

               (ii) the Shelf Registration Statement has not become effective, or a previously effective Shelf Registration Statement has not been made available, prior to or on the Effectiveness Target Date;

               (iii) the Company has failed to perform its obligations set forth in Section 2(f) within the time periods required therein;

               (iv) any post-effective amendment to a Shelf Registration filed pursuant to Section 2(f)(i) has not become effective under the Securities Act on or prior to the Amendment Effectiveness Deadline Date;

               (v) except as provided in Section 4(b)(ii) hereof, the Shelf Registration Statement is filed and has become effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose for more than 10 Business Days; or


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               (vi) Suspension Periods exceed an aggregate of 30 days within any
          90-day period or an aggregate of 90 days in any 360-day period;

     (each such event referred to in foregoing clauses (i) through (vi), a "REGISTRATION DEFAULT"), the Company hereby agrees to pay interest ("LIQUIDATED DAMAGES") with respect to the Transfer Restricted Securities from and including the day following the Registration Default to but excluding the earlier of (1) the day on which the Registration Default has been cured and (2) the date the Shelf Registration Statement is no longer required to be kept effective, accruing at a rate:

                    (A) in respect of the Debentures, to each holder of
               Debentures, (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the aggregate principal amount of the Debentures, and (y) with respect to the period commencing on the 91st day following the day the Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the aggregate principal amount of the Debentures; provided that in no event shall Liquidated Damages accrue at a rate per year exceeding 0.50% of the aggregate principal amount of the Debentures; and

                    (B) in respect of the Debentures that are Transfer
               Restricted Securities submitted for conversion into Common Stock during the existence of a Registration Default with respect to the Common Stock, the holder will not be entitled to receive any Liquidated Damages with respect to such Common Stock but (x) will be entitled to a conversion rate adjustment in accordance with the terms of the Debentures as set forth in the Indenture and (y) will receive from the Company on the settlement date with respect to such conversion, accrued and unpaid Liquidated Damages calculated in accordance with paragraph (A) to the Conversion Date (as defined in the Indenture); and

                    (C) in respect of Common Stock issued upon conversion of
               Debentures, each holder of such Common Stock will not be entitled to any Liquidated Damages if the Registration Default with respect to such Common Stock occurs after the holder has converted the Debentures into Common Stock.

          (b) All accrued Liquidated Damages shall be paid in arrears to Record Holders by the Company on each Liquidated Damages Payment Date. Upon the cure of all Registration Defaults relating to any particular Transfer Restricted Security, the accrual of applicable Liquidated Damages will cease.

     All obligations of the Company set forth in this Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

     The Liquidated Damages set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for each Registration Default.

     4. Registration Procedures.

          (a) In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 4(b) hereof and shall use its commercially reasonable efforts to


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     effect such registration to permit the sale of the Transfer Restricted
     Securities, and pursuant thereto, shall prepare and file with the Commission a Shelf Registration Statement as prescribed by Section 2(a)(i) relating to the registration on any appropriate form under the Securities Act, or otherwise make available for use by Holders a previously filed Shelf Registration Statement.

          (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company shall:

               (i) Subject to any notice by the Company in accordance with this
          Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iv)(D), use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Company shall file promptly a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document, in the case of clause
          (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause any such amendment to become effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter.

               (ii) Notwithstanding Section 4(b)(i) hereof, the Company may suspend the effectiveness of the Shelf Registration Statement (each such period, a "SUSPENSION PERIOD"):

                    (x) if an event occurs and is continuing as a result of which the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein would, in the Company's judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                    (y) if the Company determines in good faith that the disclosure of a material event at such time would be seriously detrimental to the Company and its subsidiaries.

     Upon the occurrence of any event described in clauses (x) and (y) of this
     Section 4(b)(ii), the Company shall give notice to the Holders that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Transfer Restricted Securities pursuant to the Shelf Registration until such Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 4(b) hereof. The period during which the availability of the Shelf Registration and any Prospectus is suspended (the "SUSPENSION PERIOD") shall not exceed 30 days in any 90-day period, provided that, in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which the Company determines in good faith would be reasonably likely to impede the Company's ability to consummate such transaction, the Company may extend a Suspension Period from 30 days to 45 days; provided, further, that Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period.

               (iii) Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep


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          the Shelf Registration Statement effective during the Effectiveness
          Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rule 424 under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all Transfer Restricted Securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth or to be set forth in the Shelf Registration Statement or supplement to the Prospectus.

               (iv) Advise the selling Holders and any Initial Purchaser that has provided in writing to the Company a telephone or facsimile number and address for notices, promptly and, if requested by such selling Holders, to confirm such advice in writing (which notice pursuant to clauses (B) through (E) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

                    (A) when the Prospectus, any Prospectus supplement, any
               post-effective amendment or any Issuer Free Writing Prospectus has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

                    (B) of any request by the Commission for amendments or
               supplements to the Shelf Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information relating thereto,

                    (C) of the issuance by the Commission of any stop order
               suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of any notice that would prevent its use, or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction,

                    (D) of the existence of any fact or the happening of any
               event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, or

                    (E) when any Issuer Free Writing Prospectus includes
               information that may conflict with the information contained in the Registration Statement.

               (v) If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement or any notice that would prevent its use, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time, including, if necessary, by filing an amendment to the Shelf


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          Registration Statement or a new Shelf Registration Statement and using its commercially reasonable efforts to have such amendment or new
          Shelf Registration Statement declared effective, and will provide to each Holder who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order or of the filing or effectiveness of any such amendment or new registration statement.

               (vi) Make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, and one counsel retained by such selling Holders and any underwriter participating in any disposition pursuant to the Shelf Registration Statement, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to conduct a reasonable investigation within the meaning of
          Section 11 of the Securities Act, and cause the Company's officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders or counsel in connection therewith.

               (vii) If requested by any selling Holders or the Representatives, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities.

               (viii) Deliver to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto, and any Issuer Free Writing Prospectus, as such Persons reasonably may request; subject to Section 4(b)(ii) and subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iv)(B) through (E), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto, and any Issuer Free Writing Prospectus, by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

               (ix) Before any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their one counsel representing all of the selling Holders in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject, other than service of process for suits arising out of the Initial Placement or any offering pursuant to the Shelf Registration Statement, or (B) to subject itself to general or unlimited service of process or to taxation in any such jurisdiction if they are not now so subject.

               (x) Unless any Transfer Restricted Securities shall be in book-entry form only, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may reasonably request at least two Business Days before any sale of Transfer Restricted Securities.

               (xi) Use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities.

               (xii) Subject to Section 4(b)(ii) hereof, if any fact or event contemplated by Section 4(b)(iv)(B) through (D) hereof shall exist or have occurred, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement, related Prospectus (including by means of an Issuer Free Writing Prospectus), relevant Issuer Free Writing Prospectus or any document incorporated therein by reference or to file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, none of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus will contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any such Issuer Free Writing Prospectus, in the light of the circumstances in which they are made) not misleading.

               (xiii) Provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Debentures that are in a form eligible for deposit with The Depository Trust Company.

               (xiv) Reasonably cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be undertaken in accordance with the rules and regulations of the NASD.

               (xv) Otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

               (xvi) Make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 40 days after the end of the 12-month period (or 60 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

               (xvii) Use its commercially reasonable efforts to cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement (or the time when the registration as to the Debentures under the Shelf Registration Statement is required to become effective hereunder), and, in connection therewith, reasonably cooperate with the Trustee and the holders of Debentures to effect such changes to the Indenture as may be required for such

          Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its commercially reasonable efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner. In the event that any such amendment or modification referred to in this Section 4(b)(xvii) involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

               (xviii) Use its commercially reasonable efforts to cause all Common Stock covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which Common Stock is then listed or quoted.

               (xix) Provide to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement, unless such document is available through the Commission's EDGAR system.

               (xx) Use its commercially reasonable efforts, if the Debentures have been rated prior to the initial sale of such Debentures, to confirm such ratings will apply to the Debentures covered by the Shelf Registration Statement.

               (xxi) In connection with any underwritten offering conducted pursuant to Section 8 hereof, make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;

               (xxii) In connection with any underwritten offering conducted pursuant to Section 8 hereof, obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

               (xxiii) In connection with any underwritten offering conducted pursuant to Section 8, hereof, obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each selling Holder of Securities registered thereunder and the underwriters, in customary form and covering matters of the type customarily covered in "comfort" letters in connection with primary underwritten offerings; and

               (xxiv) In connection with any underwritten offering conducted pursuant to Section 8 hereof, deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, including those to evidence compliance with
          Section 4(b)(iii) hereof and with any customary conditions contained in any underwriting agreement entered into by the Company in connection with such offering.

               (xxv) In connection with underwritten offering conducted pursuant to Section 8 hereof, the Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the Managing Underwriters reasonably agree should be included therein and to which the Company does not reasonably object and shall use its commercially reasonable efforts to make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

               (xxvi) Use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Transfer Restricted Securities covered by the Shelf Registration Statement.

               (xxvii) Enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take all other reasonably appropriate actions in order to expedite or facilitate the registration or the disposition of the Transfer Restricted Securities.

     The actions set forth in clauses (xxii), (xxiii), (xxiv) and (xxv) of this
Section 4(b) shall be performed at each closing under any underwriting or similar agreement as and to the extent required thereunder.

          (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a "SUSPENSION NOTICE") from the Company of the existence of any fact of the kind described in Section 4(b)(iv)(B) through (E) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement and use of the Prospectus and any related Free Writing Prospectuses until:

               (i) such Holder has received copies of the supplemented or amended Prospectus or applicable Issuer Free Writing Prospectus contemplated by Section 4(b)(xii) hereof; or

               (ii) such Holder is advised in writing by the Company that the use of the Prospectus and any applicable Issuer Free Writing Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities and any Issuer Free Writing Prospectus that was current at the time of receipt of such Suspension Notice.

          (d) Each Holder agrees by acquisition of a Transfer Restricted Security, that no Holder shall be entitled to sell any of such Transfer Restricted Securities pursuant to a Registration Statement, or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(b) or
     Section 2(f) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. The Company may require each Notice Holder of Debentures to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Debentures as the Company may from time to time reasonably require for inclusion in such Registration Statement. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably request in writing. The Company may exclude from such Shelf Registration Statement the Debentures of any Holder that fails to furnish such information within a reasonable time after receiving such request.

     5. Registration Expenses.

          All reasonable expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

          (a) all registration and filing fees and expenses (including filings made with the NASD);

          (b) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

          (c) all expenses of printing (including printing of Prospectuses, Issuer Free Writing Prospectuses and certificates for the Common Stock to be issued upon conversion of the Debentures) and the Company's expenses for messenger and delivery services and telephone;

          (d) all fees and disbursements of counsel to the Company;

          (e) all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

          (f) all fees and disbursements of independent certified public accountants of the Company.

     The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company. The Company shall pay all expenses customarily borne by issuers in an underwritten offering as set forth in Section 8(c) hereof.

     6. Indemnification And Contribution.

          (a) The Company agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities (including each Initial Purchaser), its directors, officers, employees and agents, and each person, if any, who controls any Holder within the meaning of the Securities Act or the Exchange Act (each, an "INDEMNIFIED HOLDER"), against any loss, claim, damage, liability or expense, as incurred, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or expense relating to resales of the Transfer Restricted Securities) (collectively, "LOSSES"), to which such Indemnified Holder may become subject, insofar as any such Loss arises out of or is based upon:

               (i) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; or

               (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Indemnified Holder for any and all expenses including the reasonable fees and disbursements of counsel as such expenses are reasonably incurred by such Indemnified Holder in connection with investigating, defending, settling, compromising or paying any such Loss; provided, however, that the foregoing indemnity agreement shall not apply to any Loss to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) expressly for use therein. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who sign the Shelf Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act
     (i) to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity and (ii) against any Loss, joint or several, including, but not limited to, any Loss relating to resales of the Transfer Restricted Securities, to which such person may become subject, insofar as any such Loss arises out of, or is based upon any Free Writing Prospectus used by such Holder without the prior consent of the Issuer, and in connection with any underwritten offering, the underwriters, provided that the indemnification obligation in this clause (ii) shall be several, not joint and several, among the Holders who used such Free Writing Prospectus. This indemnity agreement set forth in this Section shall be in addition to any liabilities which any such Holder may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the failure to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d) The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and
     (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (e) If the indemnification provided for in Section 6 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any Loss referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any Loss referred to therein:

               (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from the offering and sale of the Transfer Restricted Securities, on the one hand, and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities, on the other hand, or

               (ii) if the allocation provided by Section (6)(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 6(e)(i) above but also the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such Loss, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and the Holders, on the other hand, in connection with such offering and such sale of the Transfer Restricted Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Debentures purchased under the Purchase Agreement (before deducting expenses) received by the Company and the total proceeds received by the Holders with respect to their sale of Transfer Restricted Securities. The relative fault of the Company, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6(e).

          The amount paid or payable by a party as a result of the Loss referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          Notwithstanding the provisions of this Section 6, in no event will (i) any Holder be required to undertake liability to any person under this
     Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Transfer Restricted Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Transfer Restricted Securities are to be registered under the Securities Act and (ii) any underwriter be required to undertake liability to any person hereunder for any amounts in excess of the discount or commission payable to such underwriter with respect to the Transfer Restricted Securities underwritten by it and distributed to the public. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 6(e) are several and not joint.

          (f) The provisions of this Section 6 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 6 hereof, and will survive the sale by a Holder of Transfer Restricted Securities.

     7. Rule 144A and Rule 144. The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to use its commercially reasonable efforts to make available, upon request of any Holder, to such Holder of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such

Holder, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to use its commercially reasonable efforts to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

     8. Underwritten Registrations.

          (a) Any Holder of Transfer Restricted Securities who desires to do so may sell Transfer Restricted Securities (in whole or in part) in an underwritten offering; provided that (i) the Electing Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities then covered by the Shelf Registration Statement shall request such an offering and (ii) at least such aggregate principal amount of such Transfer Restricted Securities shall be included in such offering; and provided further that the Company shall not be obligated to participate in more than one underwritten offering during the Effectiveness Period. Upon receipt of such a request, the Company shall provide all Holders of Transfer Restricted Securities written notice of the request, which notice shall inform such Holders that they have the opportunity to participate in the offering. If any of the Transfer Restricted Securities covered by the Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders; provided, however, that such underwriters must be reasonably satisfactory to the Company.

          (b) No person may participate in any underwritten offering pursuant to the Shelf Registration Statement unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; and (iii) if such Holder is not then a Notice Holder, such Holder returns a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) or Section 2(f) hereof within a reasonable amount of time before such underwritten offering.

          (c) The Holders participating in any underwritten offering shall be responsible for any underwriting discounts and commissions and fees and, subject to Section 5 hereof, expenses of their own counsel. The Company shall pay all reasonable expenses customarily borne by issuers in an underwritten offering, including but not limited to filing fees, the reasonable fees and disbursements of its counsel and independent public accountants and any printing expenses incurred in connection with such underwritten offering. Notwithstanding the foregoing or the provisions of
     Section 4(b)(xxv) hereof, upon receipt of a request from the Managing Underwriter or a representative of holders of a majority of the Transfer Restricted Securities to be included in an underwritten offering to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an underwritten offering, the Company may delay the filing of any such amendment or supplement for up to 90 days if the Board of Directors of the Company shall have determined in good faith that the Company has a bona fide business reason for such delay.

     9. Miscellaneous.

          (a) Free Writing Prospectuses. Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Transfer Restricted

     Securities without the prior express written consent of the Company and, in connection with any underwritten offering, the underwriters. Any such Free Writing Prospectus consented to by the Company and, if applicable, the underwriters, as the case may be, is hereinafter referred to as a "PERMITTED FREE WRITING PROSPECTUS." The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and recordkeeping.

          (b) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely, and that, in the event of any such failure, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (c) Actions Affecting Transfer Restricted Securities. The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would materially and adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

          (d) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement that is still in effect with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Company shall not grant to any of its securityholders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities.

          (e) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a Majority of Holders; provided, however, that with respect to any matter that directly or indirectly adversely affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and does not directly or indirectly adversely affect the rights of other Holders, may be given by the Majority Holders, determined on the basis of Transfer Restricted Securities being sold rather than registered under such Shelf Registration Statement.

          (f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first class mail (registered or certified, return receipt requested), facsimile transmission, or air courier guaranteeing overnight delivery:


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

               (i) if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of the Common Stock, as the case may be; and

               (ii) if to the Company, initially at its address set forth in the Purchase Agreement,

                    With a copy to:

                    Calfee, Halter & Griswold LLP
                    1400 McDonald Investment Center
                    800 Superior Avenue
                    Cleveland, Ohio 44114
                    Facsimile: (216) 241-0816
                    Attention: Douglas A. Neary

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     Any party hereto may change the address for receipt of communications by giving written notice to the others.

          (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities. The Company hereby agrees to extend the benefit of this Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

          (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (i) Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Holder or Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. To the extent that the Company may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of this Agreement, to the fullest extent permitted by law.

          (j) Debentures Held by the Company or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its Affiliates (other than subsequent Holders if such subsequent Holders are deemed to be Affiliates solely by reason of their holding of such Transfer Restricted Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (l) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          (m) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (n) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       INVACARE CORPORATION, an Ohio corporation


                                       By: /s/ Gerald B. Blouch
                                           -------------------------------------
                                       Name: Gerald B. Blouch
                                       Title: President and COO

              [Resale Registration Rights Agreement Signature Page]

                                        SUBSIDIARY GUARANTORS

                                        ADAPTIVE SWITCH LABORATORIES, INC.
                                        INVACARE FLORIDA CORPORATION
                                        INVACARE CREDIT CORPORATION
                                        THE AFTERMARKET GROUP, INC.
                                        THE HELIXX GROUP, INC.
                                        CHAMPION MANUFACTURING INC.
                                        HEALTHTECH PRODUCTS, INC.
                                        INVACARE CANADIAN HOLDINGS, INC.
                                        INVACARE INTERNATIONAL CORPORATION


                                        By: /s/ Gerald B. Blouch
                                            ------------------------------------
                                        Name: Gerald B. Blouch
                                        Title: President

              [Resale Registration Rights Agreement Signature Page]

                                        KUSCHALL, INC.
                                        ALTIMATE MEDICAL, INC.
                                        INVACARE SUPPLY GROUP, INC.
                                        INVACARE HOLDINGS, LLC


                                        By: /s/ Gerald B. Blouch
                                            ------------------------------------
                                        Name: Gerald B. Blouch
                                        Title: President

              [Resale Registration Rights Agreement Signature Page]

                                        FREEDOM DESIGNS, INC.


                                        By: /s/ Gerald B. Blouch
                                            ------------------------------------
                                        Name: Gerald B. Blouch
                                        Title: President

              [Resale Registration Rights Agreement Signature Page]

                                        MEDBLOC, INC.
                                        GARDEN CITY MEDICAL INC.


                                        By: /s/ Bradford J. Patrick
                                            ------------------------------------
                                        Name: Bradford J. Patrick
                                        Title: Assistant Secretary

              [Resale Registration Rights Agreement Signature Page]

                                        INVACARE FLORIDA HOLDINGS, LLC


                                        By: /s/ Gerald B. Blouch
                                            ------------------------------------
                                        Name: Gerald B. Blouch
                                        Title: President

              [Resale Registration Rights Agreement Signature Page]

     The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

BANC OF AMERICA SECURITIES LLC
KEYBANC CAPITAL MARKETS,
   A DIVISION OF MCDONALD
   INVESTMENTS INC.
BMO CAPITAL MARKETS CORP.
SUNTRUST CAPITAL MARKETS, INC.

By: Banc of America Securities LLC


By:    /s/ Derek Dillon
    ---------------------------------
Name:  Derek Dillon
      -------------------------------
Title: Managing Director
       ------------------------------

              [Resale Registration Rights Agreement Signature Page]